Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-276585 and 333-262895) and Form S-8 (File No. 333-269058) of Siebert Financial Corp. (the Company) of our report dated May 10, 2024, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended December 31, 2023.

/s/ BAKER TILLY US, LLP

New York, New York

May 10, 2024